EXHIBIT 5.1


December 11, 1995



California Energy Company, Inc.
302 South 36th Street, Suite 400
Omaha, Nebraska 68131
Attention:  Board of Directors

Ladies and Gentlemen:

        In my capacity as Senior Vice President and General Counsel of California Energy Company, Inc. (the "Company"), I have examined the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on December 11, 1995 in connection with the registration under the Securities Act of 1933, as amended, of 500,000 shares of the Company's Common Stock, $0.0675 par value (the "Stock"), all of which shares are presently issued and outstanding and held by David L. Sokol, (the "Selling Stockholder").

        As the Company's counsel, I have examined the registration statement and other documents relating to the issuance of the 500,000 shares held by the Selling Stockholder (the "Shares"). In addition, I have examined and relied upon originals or copies of documents, records, certificates
(including certificates of public officials and of officers of the Company) and other instruments, have made such inquiries as to questions of fact of representatives of the Company and relied to the extent I deemed appropriate upon the responses to such inquiries and have made such examinations of law as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. In all such examinations, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. The opinion below is restricted to matters controlled by the federal laws of the United States and the General Corporation Law of the State of Delaware.

        Based on and subject to the foregoing, it is my opinion that (i) the Shares are legally and validly issued, fully paid and nonassessable.

        I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to me in the Registration Statement and any amendments thereto.

        The opinion is delivered in my capacity as Senior Vice President and General Counsel of the Company, addresses matters only as of the date hereof and is solely for your benefit and may not be relied upon by you for any purpose other than in connection with the Company's registration statement and may not be relied upon by any other person or provided to any other party without my prior written consent.

Very truly yours,


Steven A. McArthur
Senior Vice President and
General Counsel